UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 5, 2018

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 Flair Dr, Suite 302, El Monte CA	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 448-3737

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2018, Merion, Inc. (the “Company”), entered into a Strategic Cooperation Agreement (the “Agreement”) with Mongolia-China the Belt and Road Council for the Promotion of International Trade and Development (the “Belt and Road Council”), Mongolia IFBB Health Industry Co., Ltd. (“Mongolia IFBB”) and Ms. Bijin Wei, pursuant to which the Company agreed to cooperate with the other parties to the Agreement in connection with the restructuring of Mongolia IFBB into a joint venture and develop and produce sports nutrition and health foods in the Zamenwude International Free Zone, located in Mongolia (the “Project”). In connection with the Project, the Company will obtain a 15% minority interest in Mongolia IFBB, and will have the right to appoint one member to Mongolia IFBB’s board of directors and appoint its technical director.

The Company’s other duties under the Agreement include (i) providing a research and development team for sports nutrition and health foods, services of an independent laboratory in the U.S. and rights to use patented formulas for health food products owned by the Company; (ii) providing assistance during the construction of the production line of the joint venture to meet US FDA standards and training of local team; (iii) providing product test reports, certificates of conformity and other documents required for the international sale of the Project’s sports nutrition and health food products, along with associated support for international customs; (iv) producing and supplying sports nutrition and health foods ordered by Mongolia IFBB; and (v) the use of the Company’s trademarks by Belt and Road Council and Mongolia IFBB on the products supplied by the Company.

The Agreement includes covenants by the parties to meet certain production and ordering targets, to adhere to certain corporate governance and auditing standards, and to control the Project’s decision-making process as it relates to product pricing and terms of sale. The Agreement also provides that parties will further cooperate going forward including future development of the sports nutrition and health foods platform and token issuance as well as investment in the shares of the Company.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Agreement is filed with this report only to provide investors with information regarding the terms of transactions, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1

Strategic Cooperation Agreement by and among Merion, Inc., Mongolia-China the Belt and Road Council for the Promotion of International Trade and Development, Mongolia IFBB Health Industry Co., Ltd., and Ms. Bijin Wei, dated December 5, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: December 7, 2018	By:	/s/ Ding Hua Wang
Ding Hua Wang
Chief Executive Officer and Chief Financial Officer

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